EXECUTION COPY
Exhibit 1.1

17,551,558

ASPEN INSURANCE HOLDINGS LIMITED

Ordinary Shares

UNDERWRITING AGREEMENT

October 4, 2005

Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Dear Sirs:

1. Introductory. Aspen Insurance Holdings Limited, a Bermuda company (the "Company"), proposes to issue and sell to Lehman Brothers Inc. (the "Underwriter") 17,551,558 shares (the "Offered Securities") of its ordinary shares, par value $.0015144558 per share (the "Securities"). The Underwriter shall initially purchase 6,800,000 shares of the Offered Securities (the "Initial Securities") and, conditional upon and following the delivery by it of the Resale Notice (as defined herein), shall purchase an additional 7,500,000 shares of the Offered Securities (such additional Offered Securities being referred to herein as the "Additional Securities") and the remaining 3,251,558 shares of the Offered Securities (such additional Offered Securities being referred to herein as the "Remaining Securities"), in each case subject to the terms and conditions set forth herein. The Company hereby agrees with the Underwriter as follows:

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the Underwriter that, as of the date hereof and as of the Closing Date and each Additional Closing Date, each as referred to in Section 3 hereof:

(i) A registration statement (No. 333-122571) relating to the Offered Securities, including a prospectus (the "initial registration statement") has been filed with the Securities and Exchange Commission (the "Commission") and has been declared effective under the Securities Act of 1933 (the "Act") and either (A) is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. Either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act (if available) and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) (if available) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the

Company has advised the Underwriter that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Underwriter that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Underwriter that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein and including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement (if any), as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein, is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The prospectus included in each Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference in such prospectus is hereinafter referred to as the "Prospectus". Any preliminary prospectus included in a Registration Statement or filed with the Commission pursuant to Rule 424(b), including all material incorporated by reference in such preliminary prospectus, as supplemented, is hereinafter referred to as a "Preliminary Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time of filing of the Preliminary Prospectus, the Preliminary Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The four preceding sentences do not apply to statements in or omissions from a Registration Statement, a Preliminary Prospectus or the Prospectus based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(iii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business (exclusive of reinsurance treaties and insurance policies covering third-party risks) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in any Registration Statement and the Prospectus, there has not been any material adverse change in the capital stock, the capital or surplus or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

(iv) Neither the Company nor any of Aspen Insurance UK Limited ("Aspen U.K."), Aspen Insurance Limited ("Aspen Bermuda") and Aspen Specialty Insurance Company ("Aspen U.S." and, together with Aspen U.K. and Aspen Bermuda, the "Designated Subsidiaries") hold title to any real property; all of the leases, subleases and licenses under which the Company or any of its Designated Subsidiaries holds real properties described in the Prospectus are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Designated Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders' equity or business prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

(v) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; each of the Designated Subsidiaries has been duly organized or incorporated and is validly existing as a company or corporation in good standing (including, in the case of Aspen Insurance Limited, as an exempted company) under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign company or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; and except for Aspen (UK) Holdings Limited ("Aspen U.K. Holdings"), Aspen Insurance UK Services Limited ("Aspen U.K. Services"), Aspen U.S. Holdings, Inc. ("Aspen U.S. Holdings"), Aspen Specialty Insurance Management Inc. ("Aspen Specialty"), Aspen Insurance U.S. Services Inc. ("Aspen U.S. Services") and Aspen Re America, Inc. ("Aspen Re America"), none of which, other than Aspen U.K. Holdings, is a "significant subsidiary" of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations, the Designated Subsidiaries are the only subsidiaries of the Company.

(vi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of share capital contained in the Prospectus; the Offered Securities to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities contained in the Prospectus; and all of the currently issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights which have not been complied with; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Securities or any other class of capital stock of the Company (except for the 3,781,120 options issued to Wellington Underwriting plc ("Wellington") and the 1,710,398 options issued to the Appleby Trust (Bermuda) Limited, as trustee, which holds the securities for the members of Syndicate 2020 who are not corporate members of Wellington, and options issued pursuant to the Company's 2003 Share Incentive Plan); except as disclosed in the Prospectus, there are no restrictions on subsequent transfers of the Offered Securities under the laws of Bermuda, as long as they are listed on the New York Stock Exchange, (the "NYSE") and of the United States; and except as disclosed in the Prospectus, no party has the right to require the Company to register securities.

(vii) This Agreement has been duly authorized, executed and delivered by the Company.

(viii) There are no currency exchange control laws or withholding taxes, in each case of Bermuda or the United Kingdom (or any political subdivision or taxing authority thereof) that would be applicable to the payment of dividends (A) on the Offered Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (B) by any of the Company's subsidiaries to the Company; the Bermuda Monetary Authority (the "BMA") has designated the Company and Aspen Bermuda as non-resident for exchange control purposes and has granted permission for the issue and free transferability of the Offered Securities being offered pursuant to the Registration Statement, as long as they are listed on the NYSE, to and among persons who are non-residents of Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the Offered Securities to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company and Aspen Bermuda are "exempted companies" under Bermuda law and have not (V) acquired and do not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (W) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for their officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (Z) conducted their business in a manner that is prohibited for "exempted companies" under Bermuda law; neither the Company nor Aspen Bermuda has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Securities or its status as an "exempted company".

(ix) The issue and sale of the Offered Securities to be sold by the Company hereunder, the execution, delivery and performance of this Agreement, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a "Constitutional Document"), as the case may be, of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (C), as would not, individually or in the aggregate, result in a Material Adverse Effect.

(x) No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the "Governmental Authorizations") is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated hereby, except (A) the registration under the Act of the Offered Securities, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Underwriter, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Offered Securities by or for the account of the Underwriter, (D) such consents, approvals or authorizations required by the NYSE in connection with the listing of the Offered Securities, (E) the filing of the Prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law and (F) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA.

(xi) Except as disclosed in the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements that are filed as exhibits to the Registration Statement are in full force and effect; neither the Company nor any of the Designated Subsidiaries is (A) in violation of any of its Constitutional Documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise waived or consented to by the parties or shareholders to which the Company or the Designated Subsidiaries owes any obligations under such agreements or documents.

(xii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Offered Securities to or for the respective accounts of the Underwriter or (B) the sale and delivery outside Bermuda by the Underwriter of the Offered Securities to the initial purchasers thereof.

(xiii) Except as disclosed in the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the rating accorded the debt securities of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries by A.M. Best Company, Inc., Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc. (collectively, the "Ratings Agencies" and, individually, a "Rating Agency"). The Ratings Agencies are the only "nationally recognized statistical rating organizations," as that term is defined by the Commission for purposes of Rule 463(g)(2) under the Act, which currently rate the debt securities of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries. None of the Ratings Agencies and no other nationally recognized statistical rating organization currently rates any other securities of the Company or any securities of its subsidiaries.

(xiv) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.

(xv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds", will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

(xvi) Each of the Designated Subsidiaries and Aspen Specialty is duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "Insurance Laws") of each jurisdiction in which the conduct of its existing business as described in the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company, the Designated Subsidiaries and Aspen Specialty has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect; except as described in the Prospectus, each of the Company, the Designated Subsidiaries and Aspen Specialty has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company, the Designated Subsidiaries or Aspen Specialty has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company, the Designated Subsidiaries or Aspen Specialty to conduct its existing business as described in the Prospectus; and except as otherwise described in the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Designated Subsidiaries.

(xvii) Each of the Company and the Designated Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) assets as recorded are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xviii) Each of the Company and the Designated Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix) (A) Any tax returns required to be filed by the Company or any of its subsidiaries, other than Aspen U.S., Aspen U.K. and Aspen U.K. Services, in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (B) to the Company's knowledge, any tax returns required to be filed by Aspen U.S., Aspen U.K. and Aspen U.K. Services in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from Aspen U.S. have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case (1) except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (2) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (a) any of them was characterized as a "personal holding company" as defined in Section 542 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) any of them other than Aspen Specialty, Aspen U.S., Aspen U.S. Holdings, Aspen U.S. Services and Aspen Re America (collectively, the "U.S. Subsidiaries") was characterized as engaged in a U.S. trade or business, and (c) any of them other than Aspen U.K., Aspen U.K. Holdings and Aspen U.K. Services (collectively, the "U.K. Subsidiaries") was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom; no deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' taxes is pending or, to the best of the Company's knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.

(xx) Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Prospectus under the caption "Material Tax Considerations—Taxation of Aspen Holdings and Subsidiaries—Bermuda," and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(xxi) Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the caption "Material Tax Considerations," the Company does not believe (A) that either the Company or any of its subsidiaries currently should be, or upon the sale of the Offered Securities contemplated hereby should be, (1) treated as a "passive foreign investment company" as defined in Section 1297(a) of the Code, (2) characterized as a "personal holding company" as defined in Section 542 of the Code, (3) except for the U.S. Subsidiaries, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code (although the Internal Revenue Service may be able to successfully assert that Aspen U.K. has a U.S. trade or business and a U.S. permanent establishment as a result of the binding authorities previously granted to Wellington Underwriting Inc. by Aspen U.K. and likely will be able to successfully assert that Aspen U.K. has a U.S. trade or business and a permanent establishment as a result of the binding authorities granted to Aspen Re America by Aspen U.K.), or (4) except for the U.K. Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (B) that any U.S. person who owns shares of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10% or more of the total voting power of the Company or any of its foreign subsidiaries; and to the best of the Company's knowledge, in the event that the Internal Revenue Service were to be successful in asserting that Aspen U.K. has a U.S. trade or business as a result of the binding authorities previously granted to Wellington Underwriting Inc. and Aspen Re America by Aspen U.K., it would not result in a Material Adverse Effect.

(xxii) Aspen U.K. and Aspen Bermuda intend to operate in a manner that is intended to ensure that the related person insurance income of either of Aspen U.K. or Aspen Bermuda does not equal or exceed 20% of each such company's gross insurance income for any taxable year in the foreseeable future.

(xxiii) The audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement and Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(xxiv) KPMG Audit plc, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder.

(xxv) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Any documents filed with or furnished to the Commission under the Exchange Act, when they were or are filed with or furnished to the Commission, (A) conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) did not or will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xxvi) The Company and, to the knowledge of the Company, the Company's directors and officers, in their capacities as such, are in compliance with the currently applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxvii) The Securities have been registered pursuant to Section 12 of the Exchange Act and the outstanding Securities have been listed, and a supplemental listing application has been made to have the Offered Securities listed on the NYSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting the Securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

3. Purchase, Sale and Delivery of Offered Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $22.79 per share, the Initial Securities.

(b) In addition, effective upon and subject to the condition of receipt of the Resale Notice, and on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $22.79 per share less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable or paid on the Additional Securities, the Additional Securities.

(c) Furthermore, effective upon and subject to the condition of receipt of the Resale Notice, and on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $22.79 per share less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable or paid on the Remaining Securities, the Remaining Securities.

(d) The Company will deliver the Initial Securities to the Underwriter through the facilities of The Depository Trust Company ("DTC"), for the account of the Underwriter, against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company at 9:30 a.m., New York City time, on October 11, 2005 or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "Closing Date". The certificates for the Initial Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter request and will be made available for checking and packaging at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at least 24 hours prior to the Closing Date.

The date of payment and delivery for the Additional Securities and the Remaining Securities (each, an "Additional Closing Date") shall be determined by the Company and the Underwriter; shall not be prior to the Closing Date; and shall occur as soon as possible upon satisfaction of the conditions set forth in Section 6(m) hereof. Payment of the purchase price for and delivery of certificates for the Additional Securities and the Remaining Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, and specified in the Resale Notice.

4. Offering by Underwriter.

(a) It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

(b) The Underwriter represents, warrants and agrees that: in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") the Underwriter has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

(i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of Securities to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(c) The Underwriter represents, warrants and agrees that:

(i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the FSMA by the Company;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Company and the Underwriter

(a) The Company agrees with the Underwriter that:

(i) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) (as consented to by the Underwriter) within the time period specified in the applicable subparagraph of such Rule. The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if the additional registration statement has been filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) (if available) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to the Underwriter, or will make such filing at such later date as shall have been consented to by the Underwriter.

(ii) The Company will advise the Underwriter promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect any such amendment or supplementation that shall be disapproved by the Underwriter promptly after reasonable notice thereof. The Company will also advise the Underwriter promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplementation of a Registration Statement or the Prospectus, of the institution by the Commission of any stop order in respect of a Registration Statement, a Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of a Registration Statement or the Prospectus or for additional information. In the event of the issuance of any such stop order or any order suspending any such qualification, the Company will promptly use its reasonable best efforts to obtain the withdrawal of such order.

(iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

(v) The Company will furnish to the Underwriter copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Preliminary Prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York time, on the business day following the delivery of this Agreement. All other such documents shall be so furnished as soon as available.

(vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that, in connection therewith, the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) For the period specified below (the "Lock-Up Period"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, any grants of options under the Company's 2003 Share Incentive Plan and any issuances of Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 45 days after the date hereof or such earlier date that the Underwriter consents to in writing. Notwithstanding the foregoing, (A) the Company may issue, in an underwritten offering, Securities or securities convertible into or exercisable or exchangeable for Securities to raise funds as a result of a large loss event impacting the Company's reinsurance or insurance portfolio, where, in the good faith judgment of the Company's management, such additional funds are necessary to maintain the Company's existing ratings or ratings outlook; and (B) the Company may file a shelf registration statement with respect to its Securities or securities convertible into or exercisable or exchangeable for Securities, provided that the Company shall not make such a filing during the period ending seven days after the date of this Agreement, and provided further that the Company agrees that it will not, during the period ending 45 days after the date of this Agreement, file a registration statement pursuant to the request of any shareholder listed on Schedule A hereto under the Amended and Restated Registration Rights Agreement, dated as of November 14, 2003, without the prior written consent of the Underwriter.

(viii) The Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the fees and disbursements of the Company's counsel and the Company's accountants in connection with the registration of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including the costs of printing and distributing copies of all such documents to the Underwriter and dealers, in the quantities specified herein, (B) any filing fees and other expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, (C) the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities and (D) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings.

(b) The Underwriter agrees with the Company that, except as provided in this Section, Section 9 and the provisions with respect to indemnity and contribution, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

(c) The Underwriter hereby agrees to use its best efforts to consummate the resale as set forth in Section 6(m) hereof and to deliver notice promptly following the resale of the Initial Securities and the Additional Securities, as applicable. Each of the parties hereto agrees and acknowledges that in the event a Resale Notice is received in sufficient time on the day of the Closing Date for any Additional Closing Date to occur on the same day, no additional documentation will be required as a condition to the purchase and sale of the Additional Securities or the Remaining Securities, as applicable.

6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) On the date of the Prospectus (prior to the execution of this Agreement), on the effective date of any additional registration or any post-effective amendment to any Registration Statement, in each case, that is filed subsequent to the date of this Agreement and on each Closing Date (in each case, at 9:30 A.M., New York time, on such date), KPMG Audit Plc shall have furnished to the Underwriter a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Underwriter.

(b) If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to the Underwriter, or shall have occurred at such later date as shall have been consented to by the Underwriter. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter's reasonable satisfaction.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any change in U.S., U.K., Bermudian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by United States federal, New York, U.K. or Bermudian authorities; (vi) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Securities or transfers thereof; (vii) any major disruption of settlements of securities or clearance services in the United States, United Kingdom or Bermuda or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Underwriter shall have received an opinion, dated the Closing Date, of LeBoeuf, Lamb, Greene & MacRae LLP, special U.S. counsel for the Company in the form of Annex I hereto.

(e) The Underwriter shall have received an opinion, dated the Closing Date, of Appleby Spurling Hunter, Bermuda counsel for the Company in the form of Annex II hereto.

(f) The Underwriter shall have received an opinion, dated the Closing Date, of LeBoeuf, Lamb, Greene & MacRae, U.K. counsel for the Company, in the form of Annex III hereto.

(g) The Underwriter shall have received an opinion, dated the Closing Date, of David Curtin, General Counsel to the Company, in the form of Annex IV hereto.

(h) The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Underwriter shall have received a certificate or certificates, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to the Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(j) The Company shall have provided the Underwriter with copies of such additional opinions, certificates, letters and documents as the Underwriter reasonably requests.

(k) The Offered Securities shall be listed on the NYSE and the Company shall not have taken any action designed to, or likely to, have the effect of delisting the Securities from NYSE.

(l) The "lock-up" agreements, each substantially in the form of Annex V hereto, from the executive officers and directors of the Company and the shareholders of the Company listed in Schedule A hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect.

(m) It shall be a condition to the purchase and sale of the Additional Securities that the Underwriter shall have orally notified the Company (the "Resale Notice") that the Underwriter has resold at least 6,800,000 of the Initial Securities to purchasers who are not associates (as defined in Section 422(4) of the

FSMA) of the Underwriter. Furthermore, it shall be a condition to the purchase and sale of the Remaining Securities that the Underwriter shall have provided the Resale Notice to the Company that the Underwriter has resold at least 7,500,000 of the Additional Securities to purchasers who are not associates (as defined in Section 422(4) of the FSMA) of the Underwriter. Following receipt of the Resale Notice, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of the Additional Closing Date. In the event that the Resale Notice is not received in time for such condition to be met, as a condition to the purchase and sale of the Additional Securities or the Remaining Securities, as applicable, at the applicable Additional Closing Date, the Underwriter shall have received:

(i) The favorable opinion of LeBoeuf, Lamb, Greene & MacRae LLP, special U.S. counsel for the Company, together with the favorable opinions of Appleby Spurling Hunter, Bermuda counsel for the Company, LeBoeuf, Lamb, Greene & MacRae, U.K. counsel for the Company, and David Curtin, General Counsel to the Company, each in form and substance reasonably satisfactory to counsel for the Underwriter, dated the day of the Additional Closing Date, relating to the Additional Securities or the Remaining Securities, as applicable, and otherwise to the same effect as the opinion required by Sections 6(d), 6(e) and 6(f)and 6(g) hereof.

(ii) The favorable opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriter, dated the day of the Additional Closing Date, relating to the Additional Securities or the Remaining Securities, as applicable, to be purchased at the Additional Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof.

(iii) A certificate or certificates, dated the Additional Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 6(i) hereof remains true and correct as of such Additional Closing Date.

(iv) A letter from KPMG Audit plc, in form and substance satisfactory to the Underwriter and dated the day of the Additional Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Additional Closing Date.

(n) At the Closing Date and the Additional Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Initial Securities, Additional Securities or the Remaining Securities, as the case may be, as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Initial Securities, the Additional Securities and the Remaining Securities, as the case may be, as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(o) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date or the Additional Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 5(a)(viii) and except that Sections 2, 7 and 9 shall survive any such termination and remain in full force and effect.

The Underwriter may waive compliance with any conditions to the obligations of the Underwriter hereunder.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Underwriter and its affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b) The Underwriter will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the information contained in the fourth and fourteenth paragraphs under the caption "Underwriting."

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8. [Intentionally omitted]

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 7 shall remain in effect, and, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter, c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attn: Syndicate Department, Fax: 646-834-8133; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the address set forth in the Registration Statement, Attention: Secretary.

11. No fiduciary duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with the offering.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives (in the case of a natural person) and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such New York Court in any such suit, action or proceeding. The Company has appointed CT Corporation, New York, New York, as its authorized agent (the "Company's Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Company's Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company's Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the "Indemnitee") against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii)

the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of judgment currency actually received by the Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

Very truly yours,

ASPEN INSURANCE HOLDINGS LIMITED
By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

LEHMAN BROTHERS INC.
By
Name: Title:

SCHEDULE A

BCP Excalibur Holdco (Cayman) Limited

BOCP Excalibur Holdco (Cayman) Limited

BFIP Excalibur Holdco (Cayman) Limited

BGE Excalibur Holdco (Cayman) Limited

MBP III Plan Investors, L.P.

Millennium Partners II, L.P.

DLJ MB Partners III GmbH & Co. KG

DLJ Offshore Partners III-2, C.V.

DLJ Offshore Partners III-1, C.V.

DLJ Offshore Partners III, C.V.

DLJMB Overseas Partners III, C.V.